December 21, 2006

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.,

Washington DC 20549

Re: Eden Energy Corporation –Post Effective Amendment No. 1 to Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Post Effective Amendment No. 1 to Form SB-2 Registration Statement dated December 21, 2006, of the following:

•

Our report to the Stockholders and Board of Directors of Eden Energy Corporation dated March 15, 2006 on the consolidated financial statements of the Company as at December 31, 2005 and 2004 and the consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended and the period from January 1, 2004 (date of inception of exploration stage) to December 31, 2005.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Accountants

Vancouver, British Columbia